EXHIBIT 99.1

FIRST NATIONAL

CORPORATION

Contact:  M. Shane Bell, EVP/CFO

sbell@firstbank-va.com

News Release

(540) 465-9121

November 7, 2005

FIRST NATIONAL CORPORATION INCREASES CASH DIVIDEND

FOR IMMEDIATE RELEASE (Strasburg, Virginia) --- The Board of Directors of First National Corporation (OTCBB: FXNC) declared a quarterly dividend on November 2, 2005 of $0.12 per share, a 9.1% increase from the quarterly dividend paid September 23, 2005.  The dividend is payable on December 9, 2005 to shareholders of record as of November 25, 2005.

First National Corporation, headquartered in Strasburg, Virginia, is the financial holding company of First Bank. First Bank is a full service community bank offering traditional banking, trust and investment services from nine retail bank branches in the northern Shenandoah Valley region of Virginia, including Shenandoah County, Warren County, Frederick County and the City of Winchester.  First Bank also owns First Bank Financial Services, Inc., which invests in partnerships that provide investment services and title insurance.

The Company notes to investors that past results of operations do not necessarily indicate future results.  Certain factors that affect the Company’s operations and business environment are subject to uncertainties that could in turn affect future results.  These factors are identified in the Quarterly Report on Form 10-Q for the period ended June 30, 2005, which can be accessed from the Company’s website at www.firstbank-va.com.